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Exhibit 23

                        Consent of Independent Auditors

We consent to the reference to our firm in the following Registration Statements on Form S-8

     No. 333-47165 pertaining to the Precision Tune Stock Option Plan
     No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option Plan
     No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock Option Plan
     No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan
     No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan
     No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan.

and to the use of our report dated September 8, 2000 (except Note 15, as to which the date is October 11, 2000), with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. in the Annual Report (Form 10-K) for the year ended June 30, 2000.

Our audits also included the financial statement schedule of Precision Auto Care, Inc. listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                               Ernst & Young LLP


October 11, 2000
McLean, Virginia

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